Exhibit 3.1
THIRD AMENDED AND RESTATED BYLAWS OF
MUELLER WATER PRODUCTS, INC.
(Effective as of April 30, 2025)

ARTICLE I
OFFICES
SECTION 1.01. Registered Office. Mueller Water Products, Inc. (the “Corporation”) shall maintain its registered office in the State of Delaware at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 2.01. Annual Meetings of Stockholders. Annual meetings of stockholders may be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.10 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
SECTION 2.02. Special Meetings of Stockholders. Subject to the Third Restated Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Certificate of Incorporation”), special meetings of stockholders, unless otherwise prescribed by the DGCL, may be called at any time only by the Board of Directors (including, for purposes of clarity, a duly designated committee thereof), and no special meetings of stockholders shall be called by any other person. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

SECTION 2.03. Notice of Stockholder Business and Nominations.
A. Annual Meetings of Stockholders.
1. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 2.03 and is a stockholder of record at the time of the annual meeting (ii) is entitled to vote at the annual meeting and (iii) complies with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 as to any such nomination or other business; clause (c) shall be the exclusive means for a stockholder to make any nomination or submit any other business (other than matters properly brought under Rule 14a-8 before stockholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
2. Without qualification, for any nomination or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary, and any such proposed business other than nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has been given, or for which the Corporation has publicly announced the date thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
3. To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.03(A)(2) or Section 2.03(B)) to the Secretary must:
(a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and their respective affiliates

(each a “Proponent”), (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of each other Proponent, (ii) (A) the class and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by each Proponent, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by any Proponent and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proponent has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation of any Proponent (for purposes of this Section 2.03(A)(3) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by any Proponent that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proponent is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that any Proponent is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, (iii) any other information relating to any Proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (iv) a description of all agreements, arrangements and understandings between any Proponent and any other person or persons (including their names) in connection with the nomination or proposal of other business by such Proponent;
(b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting; and
(c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proponent on the one hand, and each proposed nominee, and his or her respective affiliates and associates on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Proponent were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a completed and signed questionnaire, representation and agreement as required by Section 2.03(C)(4).
Any such notice shall also include:
(i) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder (or a qualified representative thereof) intends to appear at the meeting to propose such business or nomination, and
(ii) a representation whether any Proponent intends or is part of a group which intends to (x) in the case of a proposal of business other than nominations, deliver or make available a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, (y) in the case of any nomination, solicit the holders of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock entitled to vote generally in the election of directors in accordance with Rule 14a-19 promulgated under the Exchange Act, and/or (z) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, which information must be provided within five (5) business days following a request therefor.
4. Notwithstanding anything in the second sentence of Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.
B. Special Meetings of Stockholders.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who (a) is a stockholder of record at the time such notice is delivered to the Secretary, (b) is entitled to vote at the meeting and (c) complies with the notice procedures set forth in this Section 2.03 as to such nomination. Such stockholder’s notice shall set forth the information required by paragraphs (A)(3)(a) and (c) of this Section 2.03 (including the completed and signed questionnaire, representation and agreement required by Section 2.03(A)(3)) and shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholders’ notice as described above.
C. General.
1. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors and, subject to the supervision of the Board of Directors, the chair of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including in compliance with any rule or regulation identified herein) and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or reelection), and to declare to the meeting that any such nomination or business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.03, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or reelection) and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be (x) a duly authorized officer, manager, trustee or partner of such stockholder or (y) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be delivered to the Secretary at the principal executive offices of the Corporation at least five (5) days prior to the applicable meeting of stockholders. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) under the Exchange Act shall notify the Secretary within two (2) business days of any change in any Proponent’s intent to solicit proxies from the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Upon request by the Corporation, if any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, the stockholder making such a nomination shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
2. Whenever used in these Bylaws:
(1) The terms “affiliate” and “associate” shall have the respective meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; and
(2) “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on Internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
3. Notwithstanding the foregoing provisions of this Section 2.03, each Proponent shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.03; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.03(A)(1)(c) or Section 2.03(B). Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances.
4. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver, or cause to be delivered, to the Secretary at the principal executive officers of the Corporation a written questionnaire with respect to the independence, background and qualification of such person (which questionnaire shall be provided by the Secretary within five (5) business days following a written request therefor by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary within five (5) business days following a written request therefor by a stockholder of record) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed therein, (C) would be in compliance, if elected as a director of the Corporation, and a statement as to whether such person, if elected, intends to comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
5. A stockholder who has given notice in accordance with Section 2.03(A)(1)(c) or Section 2.03(B) shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to vote at the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after such record date in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date of the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.

6. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
SECTION 2.04. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting, which shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given in accordance with this Section 2.04. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
SECTION 2.05. Quorum. Unless otherwise required by law, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.
SECTION 2.06. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, the rules or regulations of any stock exchange or quotation system applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as provided in Article III, Section 3.05 and in this paragraph and subject to the Certificate of Incorporation, in director elections other than contested director elections, each director shall be elected by the affirmative vote of a majority of the votes cast at such meeting(s) in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The affirmative vote of a majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director. Incumbent directors who fail to receive the requisite stockholder vote shall remain in office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. In contested director elections, directors shall be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against any nominees. A contested director election is an annual or special meeting of stockholders with respect to which (a) the Secretary of the Corporation receives a notice that a stockholder has nominated or intends to nominate one or more persons for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 2.03(A), with respect to annual meetings, and Article II, Section 2.03(B), with respect to special meetings, and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders (regardless of whether thereafter revised or supplemented).
SECTION 2.07. Chair of Meetings; Conduct of Meetings. The Chair of the Board of Directors, if one is elected, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, if one is elected, or, in his or her absence or disability, such person as the Board of Directors shall determine shall preside at all meetings of the stockholders. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the authority to adopt and enforce such rules, regulations and procedures and to do all acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting.
SECTION 2.08. Secretary of Meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the chair of the meeting shall appoint a person to act as Secretary at such meetings.
SECTION 2.09. Adjournment. At any meeting of stockholders of the Corporation, the Board of Directors, the chair of the meeting or the stockholders, present in person or by proxy, shall have the power to adjourn the meeting from time to time. When a meeting is adjourned to another time or place, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.04 of these Bylaws. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 5.04 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
SECTION 2.10. Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
a.participate in a meeting of stockholders; and
b.be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however,
(i)that the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(ii)the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including but not limited to an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii)if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws.
SECTION 3.02. Number, Election and Term. The Board of Directors shall consist of not less than six directors or more than 11 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall serve until his or her successor shall be elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot.
SECTION 3.03. Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chief Executive Officer of the Corporation or Secretary; provided, that, if so specified in such resignation, the effectiveness of a director’s resignation may be conditioned upon its acceptance by the Board of Directors or upon the happening of another event, and the effective date thereof may be determined by the happening of such event.
SECTION 3.04. Removal. Except as may be otherwise provided by the Certificate of Incorporation, any or all of the directors (other than the directors, if any, elected only by the holders of any series of preferred stock of the Corporation, voting as a separate class) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.
SECTION 3.05. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors caused by resignation or removal from office, increase in number of directors or otherwise shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director. Except as may be otherwise provided in the Certificate of Incorporation, no decrease in the authorized number of directors shall shorten the term of any incumbent director. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors voting as a single class.
Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
SECTION 3.06. Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation, and shall be called by the Chief Executive Officer of the Corporation or the Secretary if directed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors. At least 24 hours notice before each special meeting of the Board of Directors (or any period of notice less than 24 hours before a special meeting if the person or persons calling such meeting determine in good faith that exigent circumstances warrant calling the meeting on shorter notice), providing notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, if any, shall be given to each director, either in person or by telephone, electronic transmission or any other method permitted by the DGCL. A notice need not specify the purpose or purposes of the meeting.
SECTION 3.07. Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.
SECTION 3.08. Committees. The Board of Directors may by resolution designate one or more committees, including but not limited to an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Unless otherwise determined by the Board of Directors or the committee, a majority of the total number of directors constituting the committee shall constitute a quorum for the transaction of business for such committee.
SECTION 3.09. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10. Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.
SECTION 3.11. Remote Meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.
ARTICLE IV
OFFICERS
SECTION 4.01. Number. The officers of the Corporation shall include a Chief Executive Officer and a Secretary, both of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chair of the Board of Directors, a President, one or more Vice Presidents, including but not limited to an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board of Directors. Any number of offices may be held by the same person.
SECTION 4.02. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.
SECTION 4.03. Chair. The Chair of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chair of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
SECTION 4.04. Chief Executive Officer. The Chief Executive Officer shall exercise such duties as customarily pertain to the office of Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. The Chief Executive Officer shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws. In the absence, disability or refusal of the Chair of the Board of Directors to act, or the vacancy of such office, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the Chief Executive Officer shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.
SECTION 4.05. President. The President, if elected, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. In the absence, disability or refusal of the Chair of the Board of Directors and the Chief Executive Officer to act, or the vacancy of such offices, the President shall, if a director, preside at all meetings of the Board of Directors.
SECTION 4.06. Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.
SECTION 4.07. Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Board of Directors.
SECTION 4.08. Secretary. The Secretary shall cause minutes of all meetings of the stockholders and directors to be recorded and kept; cause all notices required by these Bylaws or otherwise to be given properly; see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.
SECTION 4.09. Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.
SECTION 4.10. Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.
SECTION 4.11. Contracts and Other Documents. The Chief Executive Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
SECTION 4.12. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (subject to any employment agreements that may then be in effect between the Corporation and the relevant officer). None of such officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.
SECTION 4.13. Ownership in Other Entities. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to represent, vote, and exercise any and all of the rights and powers incident to the ownership of any and all shares of stock or other voting securities of, or interests in, any other corporation or entity (including the authority to execute and deliver proxies and consents on behalf of the Corporation).
SECTION 4.14. Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.
SECTION 4.15. Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03 of these Bylaws.
SECTION 4.16. Vacancies. The Board of Directors shall have power to fill vacancies occurring in any office.

ARTICLE V
STOCK
SECTION 5.01. Certificates of Stock. The shares of capital stock of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that any or all of the shares of some or all of any or all classes or series of the Corporation’s stock shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chair of the Board of Directors, the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
SECTION 5.02. Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized agents, upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer by delivery thereof to the person in charge of the stock and transfer books and ledgers; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Such certificates (if any) shall be cancelled and new certificates (if the shares are certificated) shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
SECTION 5.03. Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.
SECTION 5.04. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) to the extent permitted by the Certificate of Incorporation, in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. With respect to a stockholder meeting, if the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) to the extent permitted by the Certificate of Incorporation, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.04 at the adjourned meeting.

SECTION 5.05. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. Prior to the surrender to the Corporation of the certificate or certificates (if the shares are certificated) for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI
NOTICE AND WAIVER OF NOTICE
SECTION 6.01. Notice. Notice may be given in any manner permitted by, and shall be deemed given as provided in, Section 232 of the DGCL.
SECTION 6.02. Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
INDEMNIFICATION
SECTION 7.01. Indemnification Respecting Third Party Claims.
A. Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including but not limited to any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director of the Corporation or officer of the Corporation elected or appointed as an officer by the Board of Directors (for purposes of this Article VII, an “officer” of the Corporation), or, if at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the

Corporation as a director, officer, partner, member, trustee, fiduciary, employee, agent or other similar capacity (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, charitable or not-for-profit public service organization, trade association or other enterprise (an “Affiliated Entity”), against expenses (including but not limited to attorneys’ fees and disbursements), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 7.06 of this Article.
B. Indemnification of Employees and Agents. The Corporation may indemnify any present or former employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 7.01.
SECTION 7.02. Indemnification Respecting Derivative Claims.
A. Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit (including but not limited to any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including but not limited to attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought or in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 7.06 of this Article.
B. Indemnification of Employees and Agents. The Corporation may indemnify any present or former employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 7.02.
SECTION 7.03. Determination of Entitlement to Indemnification. Any indemnification to be provided under Section 7.01 or 7.02 of this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in accordance with any applicable procedures authorized by the Board of Directors and in accordance with the DGCL. In the event a request for indemnification is made by any person referred to in paragraph (A) of Section 7.01 or 7.02 of this Article, the Corporation shall use its best efforts to cause such determination to be made not later than 60 days after such request is made.
SECTION 7.04. Right to Indemnification in Certain Circumstances.
A. Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (A) or (B) of Section 7.01 or 7.02 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including but not limited to attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.
B. Indemnification for Service As a Witness. To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, or investigative), including but not limited to any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her services as a director or officer of the Corporation or his or her service as an officer of an Affiliated Entity at a time when he or she was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as an officer of such Affiliated Entity) but excluding service as a witness in an action or suit commenced by such person (unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chair of the Board or the Chief Executive Officer of the Corporation), the Corporation shall indemnify such person against out-of-pocket expenses (including but not limited to attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.
SECTION 7.05. Advances of Expenses.
A. Advances to Directors and Officers. To the fullest extent not prohibited by applicable law, expenses incurred by any person referred to in paragraph (A) of Section 7.01 or 7.02 of this Article in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such expenses by the Corporation as authorized by this Article.
B. Advances to Employees and Agents. To the fullest extent not prohibited by applicable law, expenses incurred by any person referred to in paragraph (b) of Section 7.01 or 7.02 of this Article in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such expenses as authorized by this Article.
SECTION 7.06. Claims and Procedures.
A. If (1) a claim under this Article with respect to any right to indemnification is not paid in full by the Corporation (following the final disposition of the action, suit or proceeding) within 60 days after a written demand has been received by the Corporation or (y) a claim under Section 7.05 of this Article with respect to any right to the advancement of expenses is not paid in full by the Corporation within 20 days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
B. If successful in whole or in part in any suit brought pursuant to Section 7.06(A) of this Article, or in an action, suit or proceeding brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including but not limited to attorneys’ fees and disbursements) of prosecuting or defending such suit.
C. (1) In any action, suit or proceeding brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. (2) With respect to any action, suit or proceeding brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any action, suit or proceeding brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (a) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (b) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.
D. In any action, suit or proceeding brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article or otherwise.
SECTION 7.07. Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
SECTION 7.08. Corporate Obligations; Reliance. The provisions of this Article shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the action, suit or proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).
SECTION 7.09. Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article shall or may, as the case may be, apply in respect of any expense, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.
SECTION 7.10. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.
SECTION 7.11. Definitions of Certain Terms. For purposes of this Article, (i) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries, and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
SECTION 8.02. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
SECTION 8.03. Fiscal Year. The fiscal year of the Corporation shall end on September 30 of each year, or such other twelve consecutive months as the Board of Directors may designate.
SECTION 8.04. Books and Records. The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.
SECTION 8.05. Inconsistent Provisions; Severability. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect, and if any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
SECTION 8.06. Interpretation. Titles and headings to sections are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation hereof. The words “hereof”, “herein”, “hereunder” and comparable terms refer to the entirety of these Bylaws and not to any particular article, section or other subdivision hereof, and the words “including” and comparable terms shall be deemed to followed by the words “without limitation”. References to any gender include references to other genders, and references to the singular include references to the plural and vice versa.
Unless otherwise specified, references to “Article”, “Section” or another subdivision are to an article, section or subdivision of these Bylaws. A “person” means any individual, corporation, partnership, limited liability company, trust or other entity. “Beneficial ownership” shall be determined in accordance with Rule 13d-3 of the Exchange Act.
SECTION 8.07. Forum Selection.
A. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including a current or former beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim that is based upon a violation of a duty owed by any current or former director, officer, employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws, (iv) any action asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine, or (v) any action in the right of the Corporation asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery, shall be, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if such court does not have, or declines to accept, jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware). To the fullest extent permitted by law, if any action the subject matter of which is within the scope of this Section 8.07(a) is filed in a court other than the Court of Chancery of the State of Delaware (or, if such court does not have, or declines to accept, jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (a “foreign action”) by or on behalf of any current or former stockholder (including a current or former beneficial owner), such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the

Court of Chancery (or the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 8.07(a) and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.
B. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
C. For the avoidance of doubt, this Section 8.07 is intended to benefit and, to the fullest extent permitted by law, may be enforced by the Corporation, the officers and directors of the Corporation, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this this Section 8.07.
ARTICLE IX
AMENDMENTS
SECTION 9.01. Amendments. Subject to Section 5.1 of the Certificate of Incorporation, these Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors or of the stockholders; provided, however, that any such adoption, amendment or repeal by the Board of Directors must be made by the affirmative vote of a majority of the directors constituting the entire Board of Directors. Notwithstanding anything to the contrary contained in these Bylaws, the affirmative vote of the holders of at least 80% in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to amend or repeal Sections 2.02 or 2.03 or this Section 9.01 of these Bylaws or to adopt any provision inconsistent therewith.
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